SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2003

Phillips-Van Heusen Corporation
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-724	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant's telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits:

Exhibit	Description
99.1*	Press Release, dated May 21, 2003.

* Filed herewith.

ITEM 9. REGULATION FD DISCLOSURE

For Information Being Furnished Under ITEM 12 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 21, 2003, Phillips-Van Heusen Corporation, a Delaware corporation (the "Company"), issued a press release to report the Company's 2003 first quarter earnings.

The full text of the press release issued by the Company on May 21, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips-Van Heusen Corporation

By: /s/ Mark D. Fischer

Mark D. Fischer, Vice President

Date: May 21, 2003